Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retalix Holdings, Inc.
Plano, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3/A (file no. 333-110681) for Retalix Ltd. (the “Company”), of our report dated January 24, 2001, relating to the financial statements of Retalix USA, Inc., appearing in the Company’s Annual Report on Form 20-F/A as of and for the year ended December 31, 2002.

/s/ Nation Smith Hermes Diamond

San Diego, California
March 23, 2004